Exhibit 10.1

Incremental Term Loan CUSIP Number: 00087UAD1

$300,000,000

INCREMENTAL TERM LOAN AGREEMENT

dated as of March 7, 2013,

by and among

ACI WORLDWIDE, INC.,

as Borrower,

the 2013 Incremental Term Lenders referred to herein,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

WELLS FARGO SECURITIES, LLC,

RBS CITIZENS, N.A.,

SOVEREIGN BANK, N.A.,

U.S. BANK NATIONAL ASSOCIATION

and

FIFTH THIRD BANK,

as Joint Lead Arrangers and Joint Book-Running Managers

RBS CITIZENS, N.A.,

SOVEREIGN BANK, N.A.,

and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Syndication Agents

BANK OF AMERICA, N.A.

and

FIFTH THIRD BANK,

as Co-Documentation Agents

INCREMENTAL TERM LOAN AGREEMENT

THIS INCREMENTAL TERM LOAN AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March 7, 2013, is entered into by and among ACI WORLDWIDE, INC., a Delaware corporation (the “Borrower”), the incremental term lenders party hereto (the “2013 Incremental Term Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent on behalf of the Lenders (in such capacity, the “Administrative Agent”).

STATEMENT OF PURPOSE

The Borrower, the banks and other financial institutions party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of November 10, 2011 (as supplemented by that certain Consent and Waiver No. 1 to Credit Agreement, dated as of May 9, 2012 (as amended by the First Amendment to Consent and Waiver No. 1 to Credit Agreement, dated as of August 9, 2012) and by the certain Consent and Waiver No. 2 to Credit Agreement, dated as of August 29, 2012 and as amended and supplemented by the First Amendment and Consent and Waiver No. 3 to Credit Agreement dated as of September 11, 2012, that certain Second Amendment to Credit Agreement dated as of December 20, 2012 and that certain Third Amendment to Credit Agreement and First Amendment to Subsidiary Guaranty Agreement dated as of March 4, 2013 and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Borrower has informed the Administrative Agent that it intends to consummate the Online Resources Acquisition and acquire the Online Resources Acquired Business pursuant to (a) the purchase by Online Resources AcquisitionCo of all of Online Resources’ Series A-1 convertible preferred stock (collectively, the “Online Resources Preferred Shares”) from the holders thereof at a cash price equal to the “Series A-1 Preference Amount” (as defined in the Certificate of Designations, Powers, Preferences and Rights for the Online Resources Preferred Shares filed with the Delaware Secretary of State on July 3, 2006) immediately following the purchase of Online Resources Shares tendered to, and accepted by, Online Resources AcquisitionCo pursuant to the Online Resources Tender Offer on the Online Resources Tender Offer Closing Date (as defined below) pursuant to the Online Resources Shareholder Agreement and (b) the Online Resources Tender Offer. If the Online Resources Tender Offer Closing Date occurs, as soon as practicable thereafter, the Borrower intends to consummate the Online Resources Merger pursuant to the Online Resources Acquisition Agreement.

In order to finance the consideration for the Online Resources Acquisition, including, without limitation, the purchase of the Online Resources Preferred Shares (such consideration, the “Online Resources Acquisition Consideration”), which consideration shall not exceed $275,000,000 (such amount, the “Online Resources Maximum Consideration”), the Borrower has requested that the 2013 Incremental Term Lenders make an Incremental Term Loan in an aggregate principal amount of $300,000,000 (the “2013 Incremental Term Loan”) in accordance with the terms and conditions of Section 2.8 of the Credit Agreement.

Subject to the terms and conditions of this Agreement, the 2013 Incremental Term Lenders are willing to make the 2013 Incremental Term Loan.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Capitalized Terms. All capitalized undefined terms used in this Agreement (including, without limitation, in the introductory paragraph and the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement. This Agreement shall be a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents and shall constitute a “Lender Addition and Acknowledgment Agreement” and an “Incremental Term Loan Notification” for purposes of Section 2.8 of the Credit Agreement.

SECTION 2. Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

“2013 Incremental Borrowing Date” has the meaning assigned thereto in Section 3(b) of this Agreement.

“2013 Incremental Escrow Account” means a blocked account of the Borrower held at Wells Fargo, which account shall be subject to a perfected first priority security interest of the Administrative Agent to secure the Secured Obligations pursuant to arrangements and documentation (including, without limitation, the 2013 Incremental Escrow Agreement and such other agreements as are necessary to grant and perfect the security interest of the Administrative Agent in the 2013 Incremental Escrow Collateral) in form and substance reasonably satisfactory to the Administrative Agent.

“2013 Incremental Escrow Agent” means Wells Fargo, as escrow agent under the 2013 Incremental Escrow Agreement and any successor escrow agent thereunder.

“2013 Incremental Escrow Agreement” has the meaning assigned thereto in Section 5(a) of this Agreement.

“2013 Incremental Escrow Collateral” means all of the Borrower’s right, title and interest in and to the 2013 Incremental Escrow Property, the 2013 Incremental Escrow Account and the 2013 Incremental Escrow Agreement.

“2013 Incremental Escrow Property” has the meaning assigned to the term “Escrow Property” in the 2013 Incremental Escrow Agreement.

“2013 Incremental Excess Proceeds” means, if the Online Resources Merger shall occur after the Online Resources Tender Offer Closing Date, the amount of any proceeds of the 2013 Incremental Term Loan funded on or prior to the Online Resources Tender Offer Closing Date that are in excess of the 2013 Tender Financing Amount.

“2013 Incremental Maturity Date” means the first to occur of (a) November 10, 2016 or (b) the date of acceleration of the 2013 Incremental Term Loan pursuant to Section 12.2(a) of the Credit Agreement.

“2013 Incremental Notice of Borrowing” means a notice of borrowing in form and substance reasonably satisfactory to the Administrative Agent.

“2013 Incremental Pre-Funded Amount” means, collectively, (a) the proceeds of the 2013 Incremental Term Loan funded prior to the Online Resources Tender Offer Closing Date and (b) any 2013 Incremental Excess Proceeds.

“2013 Incremental Term Lender” has the meaning assigned thereto in the introductory paragraph of this Agreement.

“2013 Incremental Term Loan” has the meaning assigned thereto in the Statement of Purpose of this Agreement.

“2013 Incremental Term Loan Closing Date” has the meaning assigned thereto in Section 4 of this Agreement.

“2013 Incremental Term Loan Commitment” means, with respect to each 2013 Incremental Term Lender, the amount set forth opposite such 2013 Incremental Term Lender’s name on Schedule A attached hereto (which such schedule shall supplement Schedule 1.1 to the Credit Agreement). The aggregate 2013 Incremental Term Loan Commitment on the 2013 Incremental Term Loan Closing Date with respect to all of the 2013 Incremental Term Lenders shall be $300,000,000.

“2013 Incremental Term Loan Expiration Date” means the earlier of (a) the date that is six months after the Incremental Term Loan Closing Date and (b) the Online Resources Acquisition Expiration Date.

“2013 Incremental Term Loan Percentage” means, with respect to any 2013 Incremental Term Lender at any time, the percentage of the total unused 2013 Incremental Term Loan Commitments represented by such 2013 Incremental Term Lender’s unused 2013 Incremental Term Loan Commitment.

“2013 Incremental Term Loan Unused Fee” has the meaning assigned thereto in Section 3(f) of this Agreement.

“2013 Incremental Unused Fee Termination Date” has the meaning assigned thereto in Section 3(f) of this Agreement.

“2013 Tender Financing Amount” means, the sum, without duplication, of (a) the portion of the Online Resources Acquisition Consideration that is required to be paid under the Online Resources Tender Offer Documents in respect of the Online Resources Shares accepted by, and tendered to, Online Resources AcquisitionCo on the Online Resources Tender Offer Closing Date, (b) the portion of the Online Resources Acquisition Consideration that is required to be paid under the Online Resources Acquisition Documents in respect of the Online Resources Preferred Shares purchased by Online Resources AcquisitionCo, (c) the Transaction Costs payable on the Online Resources Tender Offer Closing Date in connection with the Online Resources Tender Offer and the purchase of the Online Resources Preferred Shares by Online Resources AcquisitionCo, (d) the amount necessary to refinance all existing Indebtedness of the Online Resources Acquired Business to be refinanced on the Online Resources Tender Offer Closing Date and (e) all fees, commissions and expenses payable on or prior to the Online Resources Tender Offer Closing Date in connection with the 2013 Incremental Term Loan.

“2013 Tender Financing Date” has the meaning assigned thereto in Section 5(b) of this Agreement.

“New Credit Parties” has the meaning assigned thereto in Section 7(a) of this Agreement.

“Online Resources Acquisition Consideration” has the meaning assigned thereto in the Statement of Purpose of this Agreement.

“Online Resources Material Adverse Effect” means, with respect to Online Resources, any event, change, effect, development, condition or occurrence (each an “Effect”), individually or in the aggregate with all other Effects, that is or could reasonably be expected to be materially adverse on, or with respect to, the business, financial condition or results of operations of the Online Resources Acquired Business, taken as a whole; provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute or be taken into account in determining whether there has been, or will be, an Online Resources Material Adverse Effect: any Effect (a) in or generally affecting the economy or the financial or securities markets in the countries or industries in which the Online Resources Acquired Business operates generally or (b) to the extent resulting from or arising out of (i) any changes in law or GAAP, (ii) any natural disasters or weather-related event, (iii) any changes in national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, the outbreak or escalation of hostilities or acts of war, sabotage or terrorism, (iv) Online Resources’ failure to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or could reasonably be expected to be, an Online Resources Material Adverse Effect), (v) any change in the market price or trading volume of Online Resources’ securities (it being understood that the facts or occurrences giving rise or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or could reasonably be expected to be, an Online Resources Material Adverse Effect unless such change results from the matters set forth in clauses (a) or (b)(i), (ii), (iii), (iv), (vi), (vii), (viii) or (ix)), (vi) costs incurred by Online Resources in connection with the Online Resources Acquisition Agreement or the transactions contemplated thereby, including financial advisory and legal costs, including legal costs resulting from the execution or announcement of the Online Resources Acquisition Agreement, (vii) any change attributable predominantly to the negotiation, execution, announcement, pendency or pursuit of the Transactions (as defined in the Online Resources Acquisition Agreement), including any cancellation or delays in customer orders, any reduction in sales and any disruption in supplier, distributor, partner or similar relationships, (viii) the matters specifically identified in Part B of the Disclosure Schedule of the Online Resources Acquisition Agreement, (ix) any change arising from or relating to compliance with the express terms of the Online Resources Acquisition Agreement, or action taken, or failure to act, to which the Borrower or Online Resources AcquisitionCo and the Arranger have consented, but only to the extent, in each of clauses (a), (b)(i), (b)(ii) and (b)(iii) that such Effect does not affect the Online Resources Acquired Business, taken as a whole, in a disproportionate manner relative to other participants in the industries in which the Online Resources Acquired Business operates.

“Online Resources Maximum Consideration” has the meaning assigned thereto in the Statement of Purpose of this Agreement.

“Online Resources Preferred Shares” has the meaning assigned thereto in the Statement of Purpose of this Agreement.

“Online Resources Tender Offer Closing Date” means the date on which the Online Resources Shares are initially accepted for payment under the Online Resources Tender Offer in accordance with the Online Resources Acquisition Documents.

“Required 2013 Incremental Term Lenders” means, at any date, any combination of 2013 Incremental Term Lenders holding more than fifty percent (50%) of the aggregate amount of the 2013 Incremental Term Loan Commitment or, if such 2013 Incremental Term Loan Commitment has been terminated, any combination of 2013 Incremental Term Lenders holding more than fifty percent (50%) of the aggregate outstanding 2013 Incremental Term Loans; provided that the 2013 Incremental Term Loan Commitment of, and the portion of the 2013 Incremental Term Loan, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required 2013 Incremental Term Lenders.

“Subsequent Offering Period” has the meaning set forth in the Online Resources Acquisition Agreement.

“Subsequent Offering Period Closing Date” means the date of closing of the purchase of the Online Resources Shares under the Online Resources Tender Offer during any “Subsequent Offering Period” in accordance with the Online Resources Tender Offer Documents.

SECTION 3. 2013 Incremental Term Loan.

(a) Term Loan Availability. Subject to the terms and conditions of this Agreement and the Credit Agreement, each 2013 Incremental Term Lender severally agrees to make the 2013 Incremental Term Loan to the Borrower in a single draw at any time from the 2013 Incremental Term Loan Closing Date through the 2013 Incremental Term Loan Expiration Date in a principal amount equal to such 2013 Incremental Term Lender’s 2013 Incremental Term Loan Commitment. Notwithstanding the foregoing, if the 2013 Incremental Term Loan Commitment is not drawn on or prior to the 2013 Incremental Term Loan Expiration Date, the undrawn amount shall automatically be cancelled.

(b) Procedure for Advance of 2013 Incremental Term Loan. The Borrower shall give the Administrative Agent an irrevocable 2013 Incremental Notice of Borrowing prior to 11:00 a.m. (i) on the same Business Day if the 2013 Incremental Term Loan is requested as a Base Rate Loan and (ii) at least three (3) Business Days before the funding of the 2013 Incremental Term Loan if the 2013 Incremental Term Loan is requested as a LIBOR Rate Loan (provided that in the case of any proposed borrowing of the 2013 Incremental Term Loan within three (3) Business Days of the 2013 Incremental Term Loan Closing Date that will bear interest at the LIBOR Rate, the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the 2013 Incremental Term Lenders in the manner set forth in Section 5.9 of the Credit Agreement), of its intention to borrow, specifying (A) the date of such borrowing (the “2013 Incremental Borrowing Date”), which shall be a Business Day, (B) whether the 2013 Incremental Term Loan is to be a LIBOR Rate Loan or a Base Rate Loan, and (C) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Upon receipt of such 2013 Incremental Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each 2013 Incremental Term Lender thereof. Not later than 1:00 p.m. on the proposed 2013 Incremental Borrowing Date, each 2013 Incremental Term Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, its 2013 Incremental Term Loan Percentage of the 2013 Incremental Term Loan. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the 2013 Incremental Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in the applicable letter of direction delivered pursuant to Section 5 of this Agreement; provided that, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any letter of direction provided by the Borrower, if the borrowing of the 2013 Incremental Term Loan will result in a 2013 Incremental Pre-Funded Amount, the portion of the proceeds thereof constituting a 2013 Incremental Pre-Funded Amount shall be funded directly into the 2013 Incremental Escrow Account maintained in accordance with the 2013 Incremental Escrow Agreement.

(c) Escrow of 2013 Incremental Term Loans.

(i) If the borrowing of the 2013 Incremental Term Loan will result in a 2013 Incremental Pre-Funded Amount, the Borrower, the Administrative Agent and the 2013 Incremental Escrow Agent shall enter into the 2013 Incremental Escrow Agreement, pursuant to which the Administrative Agent, on behalf of the Lenders, will deposit any 2013 Incremental Pre-Funded Amount into the 2013 Incremental Escrow Account on the 2013 Incremental Borrowing Date. The Borrower shall grant the Administrative Agent, for the benefit of the Secured Parties, a first priority security interest in the 2013 Incremental Escrow Collateral.

(ii) The parties hereto hereby agree that the funds held in the 2013 Incremental Escrow Account will be released (pursuant to the 2013 Incremental Escrow Agreement) to the Borrower (or its designee) as follows:

(A) on the 2013 Tender Financing Date, the 2013 Tender Financing Amount;

(B) on each applicable Subsequent Offering Period Closing Date, the amount necessary to finance the following (without duplication): (1) the portion of the Online Resources Acquisition Consideration that is required to be paid under the Online Resources Tender Offer Documents in respect of the Online Resources Shares accepted by, and tendered to, Online Resources AcquisitionCo for payment on such Subsequent Offering Period Closing Date, and (2) the Transaction Costs payable on such Subsequent Offering Period Closing Date;

(C) on the Online Resources Acquisition Closing Date, (1) the portion of the Online Resources Acquisition Consideration that is required to be paid on the Online Resources Acquisition Closing Date under the Online Resources Acquisition Documents in respect of the Online Resources Merger, (2) the Transaction Costs payable on the Online Resources Acquisition Closing Date in connection with the Online Resources Merger and (3) all fees, commissions and expenses payable in connection with the 2013 Incremental Term Loan and the other transactions contemplated hereby; and

(D) on the date of any voluntary or mandatory prepayment of amounts in the 2013 Incremental Escrow Account pursuant to Section 3(d)(i) or (ii) of this Agreement, the amount required to be paid thereunder.

(d) Payments and Repayments of 2013 Incremental Term Loans.

(i) Voluntary Prepayments. The Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay the 2013 Incremental Term Loan in accordance with Section 4.5(a) of the Credit Agreement; provided, however, that (A) any such voluntary prepayment made prior to the consummation of the Online Resources Merger shall be applied first to the portion of the 2013 Incremental Term Loan received by the Borrower and thereafter to amounts in the 2013 Incremental Escrow Account and (B) prior to the voluntary prepayment of any amounts in the 2013 Incremental Escrow Account, the Borrower shall have provided a written notice in accordance with the 2013 Incremental Escrow Agreement to the 2013 Incremental Escrow Agent directing the release of such amounts to the Administrative Agent.

(ii) Mandatory Prepayments.

(A) The 2013 Incremental Term Loan shall be subject to mandatory prepayments pursuant to Section 4.5(b) (other than clause (vi) thereof) of the Credit Agreement.

(B) All amounts in the 2013 Incremental Escrow Account shall be released to the Administrative Agent for the account of the 2013 Incremental Term Lenders on the 2013 Incremental Term Loan Expiration Date and the Borrower agrees that it will promptly provide written notice thereof in accordance with the 2013 Incremental Escrow Agreement directing the 2013 Incremental Escrow Agent to release such amounts to the Administrative Agent in accordance with this clause (B).

(C) Any mandatory prepayments of the 2013 Incremental Term Loan pursuant to clause (A) above that are made prior to the Online Resources Acquisition Closing Date shall be applied first to the portion of the 2013 Incremental Term Loan received by the Borrower and thereafter to amounts in the 2013 Incremental Escrow Account and the Borrower agrees that it will promptly provide written notice thereof in accordance with the 2013 Incremental Escrow Agreement directing the 2013 Incremental Escrow Agent to release such amounts to the Administrative Agent in accordance with this clause (C).

(iii) Repayment of 2013 Incremental Term Loan. Except to the extent due or paid sooner pursuant to the provisions of the Credit Agreement or this Agreement, the Borrower will repay the aggregate outstanding principal of the 2013 Incremental Term Loan in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing June 30, 2013 as set forth below, except as the amounts of individual installments may be adjusted pursuant to Section 4.5 of the Credit Agreement:

Date	Payment Amount – 2013 Incremental Term Loan
June 30, 2013	$5,625,000
September 30, 2013	$5,625,000
December 31, 2013	$9,375,000
March 31, 2014	$9,375,000
June 30, 2014	$9,375,000
September 30, 2014	$9,375,000
December 31, 2014	$11,250,000
March 31, 2015	$11,250,000
June 30, 2015	$11,250,000
September 30, 2015	$11,250,000
December 31, 2015	$11,250,000
March 31, 2016	$11,250,000
June 30, 2016	$11,250,000
2013 Incremental Maturity Date	All remaining outstanding principal amounts of the 2013 Incremental Term Loan

Any amortization payments made prior to the consummation of the Online Resources Merger shall be applied first to the portion of the 2013 Incremental Term Loan received by the Borrower and thereafter to amounts in the 2013 Incremental Escrow Account and prior to the payment of any amounts in the 2013 Incremental Escrow Account, the Borrower shall have provided a written notice in accordance with the 2013 Incremental Escrow Agreement to the 2013 Incremental Escrow Agent directing the release of such amounts to the Administrative Agent.

(iv) Effect of Repayment. Any amounts that are repaid or prepaid may not be reborrowed.

(e) Applicable Margin. Beginning on the Calculation Date occurring after the date on which the Borrower delivers to the Lenders financial statements for the second full fiscal quarter after the funding of the 2013 Incremental Term Loan (including, without limitation, any funding into the 2013 Incremental Escrow Account), the Applicable Margin for the 2013 Incremental Term Loan will be determined by the pricing grid below based on the Consolidated Total Leverage Ratio; provided that prior to the Calculation Date after the Borrower delivers to the Lenders financial statements for the second full fiscal quarter after the funding of the 2013 Incremental Term Loan (including, without limitation, any funding into the 2013 Incremental Escrow Account), the Applicable Margin shall be the rate per annum set forth in Level II:

	Consolidated Total Leverage Ratio	Base Rate Loans	LIBOR Rate Loans
Level I	≥3.25:1.00	1.50%	2.50%
Level II	≥2.75:1.00 and <3.25:1.00	1.25%	2.25%
Level III	≥2.00:1.00 and <2.75:1.00	1.00%	2.00%
Level IV	≥1.00:1.00 and <2.00:1.00	0.75%	1.75%
Level V	<1.00:1.00	0.50%	1.50%

The parties hereto acknowledge and agree that (i) the two paragraphs immediately following the table in the definition of “Applicable Margin” in the Credit Agreement (other than clause (a) of the paragraph immediately following such table) shall apply to the 2013 Incremental Term Loan with references therein to pricing and Pricing Levels being deemed to refer to the pricing and Pricing Levels set forth in the table above in this Section and (ii) any amount of the 2013 Incremental Term Loan that is funded into the 2013 Incremental Escrow Account shall, on and after the 2013 Incremental Borrowing Date, bear interest at the LIBOR Rate or Base Rate (as set forth in the 2013 Incremental Notice of Borrowing) plus the Applicable Margin set forth in this Section.

(f) Unused Fees. Commencing on the 2013 Incremental Term Loan Closing Date, subject to Section 5.14(a)(iii)(A) of the Credit Agreement, the Borrower shall pay to the Administrative Agent, for the account of the 2013 Incremental Term Lenders, a non-refundable unused fee (the “2013 Incremental Term Loan Unused Fee”) at a rate per annum of 0.50% of the average daily unused amounts of the 2013 Incremental Term Loan Commitment of the 2013 Incremental Term Lenders (other than Defaulting

Lenders, if any) in respect of the 2013 Incremental Term Loan from the 2013 Incremental Term Loan Closing Date through, but excluding, the earlier to occur of (i) the funding of the full principal amount of the 2013 Incremental Term Loan Commitment and (ii) the 2013 Incremental Term Loan Expiration Date (such earlier date, the “2013 Incremental Unused Fee Termination Date”). All accrued 2013 Incremental Term Loan Unused Fees will be fully earned and due and payable quarterly in arrears (calculated on a 360-day basis) and on the 2013 Incremental Unused Fee Termination Date. For the purposes of Section 5.14 of the Credit Agreement, the 2013 Incremental Term Loan Unused Fee shall be deemed to be a “Commitment Fee”.

(g) Use of Proceeds.

(i) The proceeds of the 2013 Incremental Term Loan funded on or prior to the Online Resources Tender Offer Closing Date will be used on the Online Resources Tender Offer Closing Date to finance the 2013 Tender Financing Amount, with the remainder of such proceeds, if applicable, to be funded into, or remain in, the 2013 Incremental Escrow Account.

(ii) If applicable, the proceeds of the 2013 Incremental Term Loan deposited into the 2013 Incremental Escrow Account will be used as described in Section 3(c) above.

(h) Other Terms and Conditions. Except to the extent otherwise set forth herein, the terms and conditions applicable to the 2013 Incremental Term Loan shall be the same as the terms and conditions applicable to the Term Loans; provided that no amendment, waiver or consent of the Credit Agreement or this Agreement shall, without the prior written consent of the Required 2013 Incremental Term Lenders, amend, modify or waive Sections 4, 5, 6 or 7 of this Agreement or any other provision of this Agreement or the Credit Agreement if the effect of such amendment, modification or waiver is to require the 2013 Incremental Term Lenders (pursuant to, in the case of any such amendment to a provision hereof or thereof, other than Sections 4, 5, 6 or 7 of this Agreement, any substantially concurrent request by the Borrower for a borrowing of the 2013 Incremental Term Loan or release of funds from the 2013 Incremental Escrow Account) to make any portion of the 2013 Incremental Term Loan, or for the release funds from the 2013 Incremental Escrow Account, when such 2013 Incremental Term Lenders would not otherwise be required to do so.

(i) Designation of 2013 Incremental Term Loan. The 2013 Incremental Term Loan shall be deemed to be an “Incremental Term Loan” for all purposes of the Loan Documents.

SECTION 4. Conditions Precedent to Closing. The closing and effectiveness of this Agreement shall be subject to the satisfaction of each of the following conditions precedent (the date on which such conditions precedent are satisfied, the “2013 Incremental Term Loan Closing Date”):

(a) Executed Documents. This Agreement, a reaffirmation agreement, in form and substance reasonably satisfactory to the Administrative Agent, reaffirming each Subsidiary Guarantor’s obligations under each Loan Document to which it is a party and an Incremental Term Loan Note in favor of each 2013 Incremental Term Lender that requests such a note, shall in each case have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto and shall be in full force and effect.

(b) Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i) Officer’s Certificate of the Borrower. A certificate from a Responsible Officer of the Borrower to the effect that (A) all representations and warranties of the Borrower and its Subsidiaries contained in this Agreement and the other Loan Documents are true, correct and complete on and as of the 2013 Incremental Term Loan Closing Date, except for any representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true, correct and complete in all respects as of such earlier date; (B) as of the 2013 Incremental Term Loan Closing Date, the Borrower will be in pro forma compliance with the financial covenants set forth in Article X of the Credit Agreement (it being understood that the full principal amount of the 2013 Incremental Term Loan Commitment shall be deemed to be outstanding Indebtedness on the 2013 Incremental Term Loan Closing Date for purposes of such pro forma calculations), together with supporting data reasonably satisfactory to the Administrative Agent to evidence such compliance; (C) neither the Borrower nor any of its Subsidiaries is in violation of any of the covenants contained in this Agreement or the other Loan Documents to which the Borrower or such Subsidiary is a party; (D) after giving effect to the closing of this Agreement, no Default or Event of Default has occurred and is continuing; and (E) each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in this Section 4.

(ii) Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws or other governing document of such Credit Party as in effect on the 2013 Incremental Term Loan Closing Date, (C) resolutions duly adopted by the board of directors or other governing body of such Credit Party authorizing and approving the borrowing of the 2013 Incremental Term Loan and the other transactions contemplated hereby and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 4(b)(iii) below.

(iii) Certificates of Good Standing. Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of organization and, to the extent requested by the Administrative Agent, each other jurisdiction where such Credit Party is qualified to do business and, to the extent available and requested by the Administrative Agent, a certificate of the relevant taxing authorities of such jurisdictions certifying that such Credit Party has filed required tax returns and owes no delinquent taxes.

(iv) Opinions of Counsel. Favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the transactions contemplated hereby and such other matters as the Lenders shall request (which such opinions shall expressly permit reliance by permitted successors and assigns of the addressees thereof).

(c) Governmental and Third Party Approvals. The Credit Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the

Credit Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

(d) Financial Projections. The Administrative Agent shall have received pro forma Consolidated financial statements for the Borrower and its Subsidiaries, and projections prepared by management of the Borrower, of balance sheets, income statements and cash flow statements through the term of the Credit Facility, which shall not be materially inconsistent with any financial information or projections previously delivered to the Administrative Agent.

(e) Miscellaneous.

(i) Fees and Expenses. The Borrower shall have paid (A) to the Administrative Agent, the Arranger and the Lenders the fees set forth or referenced in or contemplated by that certain amended and restated fee letter, dated as of February 6, 2013, by and among Wells Fargo, the Arranger and the Borrower and any other accrued and unpaid fees or commissions due hereunder or under the other Loan Documents and (B) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the 2013 Incremental Term Loan Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(ii) PATRIOT Act. The Borrower and each of the Subsidiary Guarantors shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of the PATRIOT Act.

(iii) No Default. No event shall have occurred and be continuing or would result from the closing of this Agreement or the other transactions contemplated hereby that would constitute (A) a Default or Event of Default or (B) a default or event of default under any other Indebtedness of the Borrower or any of its Subsidiaries the aggregate outstanding amount of which Indebtedness is in excess of $20,000,000.

(iv) Representations and Warranties. Each of the representations and warranties made by each Credit Party in this Agreement, the Credit Agreement and the other Loan Documents shall be true and correct on and as of the 2013 Incremental Term Loan Closing Date with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct as of such particular date).

SECTION 5. Conditions Precedent to Funding and/or Initial Release of 2013 Incremental Term Loan.

(a) Conditions Precedent to Funding Prior to the Online Resources Tender Offer Closing. The funding of the 2013 Incremental Term Loan prior to the Online Resources Tender Offer Closing Date, if applicable, shall be subject to the satisfaction or waiver of each of the following conditions precedent:

(i) the Administrative Agent shall have received a completed and duly executed 2013 Incremental Notice of Borrowing (and in the case of any proposed borrowing of 2013 Incremental Term Loans within three (3) Business Days of the 2013 Incremental Term Loan Closing Date that will bear interest at the LIBOR Rate, accompanied by a letter, in form and substance reasonably satisfactory to the Administrative Agent, indemnifying the 2013 Incremental Term Lenders in the manner set forth in Section 5.9 of the Credit Agreement) which such notice shall include a letter of direction executed by the Borrower directing the Administrative Agent to disburse all of the proceeds of such proposed borrowing into the 2013 Incremental Escrow Account;

(ii) the conditions set forth in Sections 6.3(a), 6.3(b) and 6.3(d) of the Credit Agreement shall be satisfied;

(iii) the Administrative Agent shall have received (A) an escrow agreement, in form and substance reasonably satisfactory to the Administrative Agent (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “2013 Incremental Escrow Agreement”), duly executed by the Borrower, the Administrative Agent and the 2013 Incremental Escrow Agent, and (B) such other agreements as are necessary to grant and perfect the security interest of the Administrative Agent in the 2013 Incremental Escrow Collateral; and

(iv) the Borrower shall have paid (A) to the Administrative Agent, the Arranger and the Lenders any other accrued and unpaid fees or commissions due hereunder (including, without limitation, all accrued and unpaid 2013 Incremental Term Loan Unused Fees) and (B) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to the Online Resources Acquisition Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(b) Conditions Precedent to Funding or Release from Escrow Concurrently with Online Resources Tender Offer Closing. The funding of the 2013 Incremental Term Loan (or to the extent the 2013 Incremental Term Loan was previously funded pursuant to clause (a) above, the release of funds from escrow) on the Online Resources Tender Offer Closing Date shall, in each case, be subject to the satisfaction or waiver of each of the following conditions precedent (the date on which such conditions precedent are satisfied, the “2013 Tender Financing Date”):

(i) Loan Documentation. The Administrative Agent and the Lenders shall have received:

(A) supplements to Schedules 7.1(a) and 7.1(b) to the Credit Agreement (to the extent requested by the Administrative Agent);

(B) to the extent required under the Credit Agreement and the other Loan Documents, original stock certificates or other certificates evidencing the Capital Stock pledged pursuant to the Security Documents (including, without limitation, the Online Resources Shares accepted or purchased pursuant to the Online Resources Acquisition Documents), together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof or in the case of any “Uncertificated Security” (as defined in the UCC), an agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed by the issuer of such Uncertificated Security, the applicable Credit Party or New Credit Party that is the registered owner of such Uncertificated Security and the Administrative Agent pursuant to which such issuer agrees to comply with instructions originated by the Administrative Agent without further consent by the applicable registered owner of such Uncertificated Security; and

(C) the results of a Lien search (including a search as to judgments, pending litigation, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against Online Resources and its Domestic Subsidiaries under the UCC (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the UCC should be made to evidence or perfect security interests in substantially all of the assets of Online Resources and its Domestic Subsidiaries, indicating among other things that the assets of Online Resources and its Domestic Subsidiaries are free and clear of any Lien (except for Permitted Liens).

(ii) Financial Matters.

(A) The Administrative Agent shall have received (1) audited financial statements of the Online Resources Acquired Business for the fiscal years ended December 31, 2010 and December 31, 2011 and draft unaudited financial information for the fiscal year ended December 31, 2012; (2) as soon as internal financial statements are available to the Online Resources Acquired Business, unaudited financial statements for any interim period or periods of the Online Resources Acquired Business ended after the date of the most recent audited financial statements and more than forty-five (45) days prior to the 2013 Tender Financing Date; and (3) pro forma financial statements for the Borrower and its Consolidated Subsidiaries (after giving effect to the Online Resources Acquisition and the funding of the full principal amount of the 2013 Incremental Term Loan) for fiscal periods and in such form and with such detail as is reasonably satisfactory to the Administrative Agent.

(B) The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer of each Credit Party, that (1) after giving effect to the transactions contemplated hereby (including the funding of the full principal amount of the 2013 Incremental Term Loan Commitment), the Borrower and its Subsidiaries (on a Consolidated basis) are Solvent, (2) to the extent that a fiscal quarter end has occurred prior to the 2013 Tender Financing Date, but after the 2013 Incremental Term Loan Closing Date, attached thereto are calculations evidencing pro forma compliance with the financial covenants set forth in Article X of the Credit Agreement (it being understood that the full principal amount of the 2013 Incremental Term Loan Commitment shall be deemed to be outstanding Indebtedness on the 2013 Tender Financing Date for purposes of such pro forma calculations) and (3) the financial projections previously delivered to the Administrative Agent represent good faith estimates (using reasonable assumptions) of the financial conditions and operations of the Borrower and its Subsidiaries.

(iii) Online Resources Tender Offer.

(A) The Administrative Agent shall have received complete and correct copies of each Online Resources Acquisition Document certified by the Borrower to be true, correct and complete copies thereof and such Online Resources Acquisition Documents shall be in form and substance reasonably satisfactory to the Arranger (it being acknowledged and agreed that the draft Online Resources Acquisition Agreement and the draft form of Online Resources Shareholder Agreement provided to the Arranger by Jones Day via electronic mail at 6:31 p.m. (Eastern) on January 30, 2013 is deemed to be satisfactory).

(B) (1) All conditions to effecting or consummating (x) the initial acceptance of Online Resources Shares pursuant to the Online Resources Tender Offer as set forth in the Online Resources Acquisition Documents and (y) the purchase of the Online Resources Preferred Shares pursuant to the Online Resources Shareholder Agreement shall, in each case, have been duly satisfied or the fulfillment of any such conditions shall have been waived with the consent of the Administrative Agent and the Arranger.

(2) The Administrative Agent shall have received evidence satisfactory to it that Online Resources AcquisitionCo shall, substantially concurrently with the initial funding of the 2013 Incremental Term Loan, (x) accept for payment all Online Resources Shares tendered and not withdrawn in the Online Resources Tender Offer and (y) purchase all of the Online Resources Preferred Shares pursuant to the Online Resources Shareholder Agreement such that after giving effect to such acceptance and purchase the Capital Stock of Online Resources that is owned by Online Resources AcquisitionCo will, substantially concurrently with such funding, represent at least a majority (calculated on a fully-diluted basis) of the then issued and outstanding Capital Stock of Online Resources and not less than a majority (calculated on a fully-diluted basis) of the voting power of the then issued and outstanding Capital Stock of Online Resources entitled to vote in the election of directors or in shareholder votes generally, and in each case, in accordance with Applicable Laws and the applicable Online Resources Acquisition Documents (including, to the extent applicable, the Online Resources Tender Offer Documents and the Online Resources Shareholder Agreement) without amendment or waiver or other modification of any of the terms or conditions thereof (except to the extent such amendment, waiver or modification (including any consent or discretionary determination as to the satisfaction of any condition) is not materially adverse to the Arranger or the 2013 Incremental Term Lenders, it being understood and agreed that any change in (i) the offer price with respect to the Online Resources Shares above $4.00 per share, (ii) the aggregate amount of the consideration payable by the Borrower or its Subsidiaries, including Online Resources AcquisitionCo, with respect to the transactions contemplated by the Online Resources Acquisition Documents (other than an increase therein pursuant to the express terms of the Online Resources Acquisition Documents that does not cause the aggregate amount of such consideration to exceed the Online Resources Maximum Consideration), (iii) the third party beneficiary rights (if any) applicable to the Arranger and the 2013 Incremental Term Lenders or (iv) the governing law shall, in each case, be materially adverse to the Arranger and the 2013 Incremental Term Lenders).

(C) There shall not have occurred, since January 30, 2013, any event that has resulted in or could reasonably be expected to result in an Online Resources Material Adverse Effect.

(iv) Consents; Defaults. The Credit Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with:

(A) this Agreement and the other Loan Documents; and

(B) the transactions contemplated by the Online Resources Acquisition Documents (including, without limitation, the consent of the board of directors of Online Resources);

and, in each case, all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

(v) Miscellaneous.

(A) Repayment of Existing Indebtedness. All existing Indebtedness of the Online Resources Acquired Business (other than Indebtedness permitted to remain outstanding pursuant to Section 11.1 of the Credit Agreement) shall be repaid in full and terminated and all collateral security therefor shall be released, and the Administrative Agent shall have received pay-off letters in form and substance reasonably satisfactory to it evidencing such repayment, termination and release; provided that any existing Indebtedness permitted to remain outstanding pursuant to Section 11.1 of the Credit Agreement shall be on terms and conditions reasonably satisfactory to the Administrative Agent.

(B) Minimum Liquidity. After giving effect to all Extensions of Credit on the 2013 Tender Financing Date, the Liquidity Amount (which amount, for the avoidance of doubt, shall not include any amounts which remain in the 2013 Incremental Escrow Account after any release of funds therefrom on such 2103 Tender Financing Date) shall be at least $50,000,000.

(C) Expenses. The Administrative Agent shall have received all out-of-pocket expenses (to the extent invoiced) that are required to be reimbursed or paid by the Borrower hereunder or any other Loan Document (including reasonable fees and expenses of McGuireWoods LLP).

(D) General. The conditions set forth in Sections 6.3(a), 6.3(b) and 6.3(d) of the Credit Agreement shall be satisfied (it being understood and agreed that a release of funds from the 2013 Incremental Escrow Account shall be deemed an “Extension of Credit” for purposes of such Sections).

(E) Notices and Escrow.

(1) To the extent that the borrowing of the 2013 Incremental Term Loan occurs on the Online Resources Tender Offer Closing Date, the Administrative Agent shall have received (x) a completed and duly executed 2013 Incremental Notice of Borrowing (and in the case of any proposed borrowing of 2013 Incremental Term Loans within three (3) Business Days of the 2013 Incremental Term Loan Closing Date that will bear interest at the LIBOR Rate, accompanied by a letter, in form and substance reasonably satisfactory to the Administrative Agent, indemnifying the 2013 Incremental Term Lenders in the manner set forth in Section 5.9 of the Credit Agreement) which such notice shall include a letter of direction executed by the Borrower directing the Administrative Agent to disburse the proceeds of such proposed borrowing in an amount not to exceed the 2013 Tender Financing Amount to an account specified by the Borrower therein and (y) to the extent there are any 2013 Incremental Excess Proceeds, the 2013 Incremental Escrow Agreement duly executed by the Borrower, the Administrative Agent and the 2013 Incremental Escrow Agent.

(2) To the extent that the 2013 Incremental Term Loan was previously funded, the Administrative Agent and the 2013 Incremental Escrow Agent shall have received a written notice from the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and the 2013 Incremental Escrow Agent and in accordance with the terms of the 2013 Incremental Escrow Agreement, requesting that the 2013 Incremental Escrow Agent release funds from the 2013 Incremental Escrow Account in an amount not to exceed the 2013 Tender Financing Amount.

SECTION 6. Conditions Precedent to Subsequent Release of Funds in Connection with Subsequent Offering Periods under the Online Resources Acquisition Agreement. In addition to the conditions set forth in Sections 4 and 5 above, any release of funds from the 2013 Incremental Escrow Account after the 2013 Tender Financing Date in connection with the acceptance of tendered Online Resources Shares during any Subsequent Offering Period under the Online Resources Acquisition Agreement shall be subject to the satisfaction of each of the following additional conditions precedent:

(a) Notices. Receipt by the Administrative Agent of a written notice from the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and the 2013 Incremental Escrow Agent and in accordance with the terms of the 2013 Incremental Escrow Agreement, requesting that the 2013 Incremental Escrow Agent release funds from the 2013 Incremental Escrow Account in an amount not to exceed the sum, without duplication, of (i) the aggregate amount of the consideration payable by the Borrower or its Subsidiaries, including Online Resources AcquisitionCo, on the proposed date of release in accordance with the Online Resources Acquisition Documents, plus (ii) Transaction Costs payable by the Borrower or its Subsidiaries, including Online Resources AcquisitionCo, on the proposed date of release in connection with the transactions contemplated by the Online Resources Acquisition Documents.

(b) Purchase of Shares. Substantially concurrently with such release of funds, the Borrower or Online Resources AcquisitionCo shall purchase Online Resources Shares and, to the extent applicable and required under the Credit Agreement and the other Loan Documents, deliver original stock certificates or other certificates evidencing the Online Resources Shares accepted or purchased during the applicable Subsequent Offering Period, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof or to the extent such Online Resources Shares are “Uncertificated Securities” (as defined in the UCC), an agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed by the issuer of such Uncertificated Security, the applicable Credit Party that is the registered owner of such Uncertificated Security and the Administrative Agent pursuant to which such issuer agrees to comply with instructions originated by the Administrative Agent without further consent by the applicable registered owner of such Uncertificated Security.

(c) General. The conditions set forth in Sections 6.3(a), 6.3(b) and 6.3(d) of the Credit Agreement shall be satisfied (it being understood and agreed that a release of funds from the 2013 Incremental Escrow Account shall be deemed an “Extension of Credit” for purposes of such Sections).

SECTION 7. Conditions Precedent to Final Release of Funds in Connection with Online Resources Merger. In addition to the conditions set forth in Sections 4 and 5 above, the final release of funds from the 2013 Incremental Escrow Account will be subject to the satisfaction of each of the following additional conditions precedent:

(a) Loan Documentation. The Administrative Agent and the Lenders shall have received.

(i) a supplement to the Security Documents or a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which Online Resources and its Domestic Subsidiaries (collectively, the “New Credit Parties”) shall each become a Subsidiary Guarantor and grant a security interest in all Collateral (subject to the exceptions specified in the Collateral Agreement) owned by such Subsidiary in support of the Secured Obligations, which such supplements or joinder agreements shall be in full force and effect;

(ii) supplements to the schedules to the Credit Agreement and the Collateral Agreement with respect to the New Credit Parties;

(iii) a certificate of a Responsible Officer of each New Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such New Credit Party executing Loan Documents (including, without limitation, the documents referred to in clause (i) above) to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of such New Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws or other governing document of such New Credit Party as in effect on the Online Resources Acquisition Closing Date, (C) resolutions duly adopted by the board of directors or other governing body of such New Credit Party authorizing and approving the transactions contemplated hereby and the execution, delivery and performance of the Loan Documents to which it is a party (including, without limitation, the documents referred to in clause (i) above), and (D) each certificate required to be delivered pursuant to Section 7(a)(iv) below;

(iv) certificates as of a recent date of the good standing of each New Credit Party under the laws of its jurisdiction of organization and, to the extent requested by the Administrative Agent, each other jurisdiction where such New Credit Party is qualified to do business and, to the extent available and requested by the Administrative Agent, a certificate of the relevant taxing authorities of such jurisdictions certifying that such New Credit Party has filed required tax returns and owes no delinquent taxes;

(v) favorable opinions of counsel to the New Credit Parties addressed to the Administrative Agent and the Lenders with respect to the New Credit Parties, the transactions contemplated hereby and by the other Loan Documents (including, without limitation, the documents referred to in clause (i) above) and such other matters as the Lenders shall request (which such opinions shall expressly permit reliance by permitted successors and assigns of the addressees thereof);

(vi) all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon;

(vii) (A) original stock certificates or other certificates evidencing the Capital Stock pledged pursuant to the Security Documents (including, without limitation, the Online Resources Shares accepted or purchased pursuant to the Online Resources Acquisition Documents), together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof or in the case of any “Uncertificated Security” (as defined in the UCC), an agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed by the issuer of such Uncertificated Security, the applicable Credit Party or New Credit Party that is the registered owner of such Uncertificated Security and the Administrative Agent pursuant to which such issuer agrees to comply with instructions originated by the Administrative Agent without further consent by the applicable registered owner of such Uncertificated Security and (B) each original promissory note pledged pursuant to the Security Documents together with an undated endorsement for each such promissory note duly executed in blank by the holder thereof; and

(viii) the results of a Lien search (including a search as to judgments, pending litigation, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the New Credit Parties under the UCC (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the UCC should be made to evidence or perfect security interests in substantially all of the assets of such New Credit Party, indicating among other things that the assets of each such New Credit Party are free and clear of any Lien (except for Permitted Liens).

(b) Notices. Receipt by the Administrative Agent of a written notice from the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and the 2013 Incremental Escrow Agent and in accordance with the terms of the 2013 Incremental Escrow Agreement, requesting that the 2013 Incremental Escrow Agent release funds from the 2013 Incremental Escrow Account in an amount not to exceed the sum, without duplication, of (i) the aggregate amount of the consideration payable by the Borrower or its Subsidiaries, including Online Resources AcquisitionCo, on the proposed date of release in accordance with the Online Resources Acquisition Documents, plus (ii) Transaction Costs payable by the Borrower or its Subsidiaries, including Online Resources AcquisitionCo, on the proposed date of release in connection with the transactions contemplated by the Online Resources Acquisition Documents.

(c) Online Resources Acquisition. The Online Resources Acquisition (including the Online Resources Merger) shall be consummated substantially concurrently with the final release of funds from the 2013 Incremental Escrow Account, in accordance with the Online Resources Acquisition Documents, without giving effect to any amendments, modifications or waivers to the Online Resources Acquisition Documents (including any consent or discretionary decision as to satisfaction of any condition) that are materially adverse to the interests of the Arranger or the 2013 Incremental Term Lenders (as reasonably determined by the Arranger, it being understood that, without limitation, any change in (i) the offer price with respect to the Online Resources Shares above $4.00 per share, (ii) the amount of the Online Resources Acquisition Consideration (other than an increase in the amount of the Online Resources Acquisition Consideration pursuant to the express terms of the Online Resources Acquisition Documents that does not cause the aggregate Online Resources Acquisition Consideration to exceed the Online Resources Maximum Consideration), (iii) the third party beneficiary rights (if any) applicable to the Arranger and the 2013 Incremental Term Lenders or (iv) the governing law shall, in each case, be deemed to be materially adverse to the interests of the Arranger and the 2013 Incremental Term Lenders) unless approved by the Arranger.

(d) Purchase of Shares. Substantially concurrently with such release of funds, the Borrower shall purchase Online Resources Shares and deliver original stock certificates or other certificates evidencing the Online Resources Shares accepted or purchased in connection with the consummation of the Online Resources Acquisition, together with an undated stock power for each such certificate.

(e) Consents; Defaults. The Credit Parties (including the New Credit Parties) shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Loan Documents and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties (including, without limitation, the New Credit Parties) or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

(f) Repayment of Existing Indebtedness. Unless otherwise agreed by the Administrative Agent in its sole discretion, all remaining existing Indebtedness of the Online Resources Acquired Business shall be repaid in full and terminated and all collateral security therefor shall be released, and the Administrative Agent shall have received pay-off letters in form and substance reasonably satisfactory to it evidencing such repayment, termination and release.

(g) PATRIOT Act. Each New Credit Party shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of the PATRIOT Act.

(h) General. The conditions set forth in Sections 6.3(a), 6.3(b) and 6.3(d) of the Credit Agreement shall be satisfied (it being understood and agreed that a release of funds from the 2013 Incremental Escrow Account shall be deemed an “Extension of Credit” for purposes of such Sections).

(i) Fees and Expenses. The Borrower shall have paid (i) to the Administrative Agent, the Arranger and the Lenders any other accrued and unpaid fees or commissions due hereunder and (ii) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to the Online Resources Acquisition Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

SECTION 8. Covenants. The Borrower shall use commercially reasonable efforts to deliver to the Administrative Agent and the Lenders, on or prior to the Online Resources Acquisition Closing Date, evidence of property hazard, business interruption and liability insurance, evidence of payment of all insurance premiums for the current policy year of each (with appropriate endorsements naming the Administrative Agent as lender’s loss payee on all policies for property hazard insurance and as additional insured on all policies for liability insurance) and if requested by the Administrative Agent, copies of such insurance policies; provided that if such insurance related items are not so delivered by the Online Resources Acquisition Closing Date, the Borrower agrees to deliver them within fifteen (15) Business Days of such date (or such later date as may be agreed to by the Administrative Agent in its sole discretion). The failure of the Borrower to so deliver the foregoing insurance items within the time period set forth in this Section 8 shall constitute an Event of Default under the Credit Agreement.

SECTION 9. Agreements Regarding Conditionality and Online Resources AcquisitionCo.

(a) Without limiting the generality of the provisions of the last paragraph of Section 13.3 of the Credit Agreement, for purposes of determining compliance with the conditions specified in Sections 4, 5, 6 or 7 of this Agreement, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the effective date of this Agreement, the date of borrowing or the date of release of funds from the 2013 Incremental Escrow Account, as applicable, specifying its objection thereto.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, the parties hereto acknowledge and agree that the 2013 Incremental Escrow Agent shall be permitted to release funds from the 2013 Incremental Escrow Account in accordance with any prepayment of the 2013 Incremental Term Loan without regard to the satisfaction of any of the conditions set forth in Sections 5, 6 or 7 of this Agreement.

(c) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the parties hereto acknowledge and agree that, so long as Online Resources AcquisitionCo shall own or hold no assets (other than the cash merger consideration contributed to it to purchase Online Resources Shares or the Preferred Shares pursuant to the Online Resources Acquisition) and have no liabilities, it shall not be required to take the actions specified in Section 9.10(a) or (b) of the Credit Agreement, it being further acknowledged and agreed that (i) at any time Online Resources AcquisitionCo shall own or hold any assets (other than the cash merger consideration contributed to it to purchase Online Resources Shares or the Preferred Shares pursuant to the Online Resources Acquisition), including without limitation, any Online Resources Shares or Preferred Shares or have any liabilities, it shall be deemed at such time to be a newly created Domestic Subsidiary for purposes of Section 9.10 of the Credit Agreement and shall be required to take the actions specified in clauses (a) and (b) thereof within the timeframes specified therein; provided that nothing in this clause (c) shall relieve the Borrower and its Subsidiaries from their obligations to join the New Credit Parties upon the consummation of the Online Resources Merger in accordance with Section 7 above.

SECTION 10. Reference to and Effect on the Loan Documents.

(a) On and after the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as supplemented by this Agreement, and this Agreement shall constitute a Loan Document.

(b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically supplemented by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and performance of this Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any of the other Loan Documents.

SECTION 11. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and each 2013 Incremental Term Lender that the following statements are true and correct in all material respects:

(a) Authorization of Agreements. It has the right, power and authority, and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and the performance of the Credit Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement, the Credit Agreement and each of the other Loan Documents has been duly executed and delivered by the duly authorized officers of the Borrower, and each such document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(b) Compliance of Agreements with Laws, etc. The execution, delivery and performance by the Borrower of this Agreement and the performance by the Borrower of the Credit Agreement and of the other Loan Documents to which the Borrower is a party, in accordance with their respective terms and the transactions contemplated hereby or thereby, do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any material Governmental Approval relating to the Borrower or any of its Subsidiaries, (ii) violate any material provision of Applicable Law relating to the Borrower or any of its Subsidiaries, (iii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries, (iv)

conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which could reasonably be expected to have a Material Adverse Effect, (v) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents or (vi) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or the performance of the Credit Agreement or other Loan Documents other than (A) consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect, (B) consents or filings, if any, under the UCC and (C) filings with the United States Copyright Office and/or the United States Patent and Trademark Office.

(c) Representations and Warranties from Credit Agreement. The representations and warranties contained in Sections 7.1(a), (e) - (k) and (m) - (v) of the Credit Agreement are and will be true and correct in all material respects on and as of the effective date of this Agreement to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

(d) Absence of Default. No event has occurred and is continuing that would constitute an Event of Default or a Default.

(e) Material Adverse Effect. Since December 31, 2011, there has been no material adverse change in the business, assets, liabilities (contingent or otherwise), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

SECTION 12. Miscellaneous.

(a) Headings. Section and Subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

(b) Applicable Law. ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR IN TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(c) Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(d) Agreements of New Lenders. Each 2013 Incremental Term Lender that immediately prior to the effectiveness of this Agreement is not a Lender under the Credit Agreement hereby (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) it meets the requirements of an Eligible Assignee under the Credit Agreement, (C) from and after the 2013 Incremental Term Loan Closing Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its 2013 Incremental Term Loan Commitment and its 2013 Incremental Term Loan Percentage of the outstanding 2013 Incremental Term Loan, shall have the obligations of a Lender thereunder, (D) it is sophisticated with respect to decisions relating to the transactions contemplated by this Agreement and the other Loan Documents and either it, or the Person exercising discretion in making its decision to enter into this Agreement, is experienced in such transactions, (E) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.1 thereof and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to engage in the transactions contemplated hereby, (F) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to engage in the transactions contemplated hereby, and (G) if it is a Foreign Lender, it has delivered to the appropriate parties any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Foreign Lender; and (ii) agrees that (A) it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:	ACI WORLDWIDE, INC.

	By:	/s/ Craig Maki
	Name:	Craig Maki
	Title:	Executive Vice President and Chief Development Officer

ACI Worldwide, Inc.

Incremental Term Loan Agreement

Signature Page

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

	By:	/s/ Vanitha Kathrotia
	Name:	Vanitha Kathrotia
	Title:	Vice President

ACI Worldwide, Inc.

Incremental Term Loan Agreement

Signature Page

2013 INCREMENTAL TERM LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as a 2013 Incremental Term Lender and existing Lender

	By:	/s/ Vanitha Kathrotia
	Name:	Vanitha Kathrotia
	Title:	Vice President

ACI Worldwide, Inc.

Incremental Term Loan Agreement

Signature Page

RBS CITIZENS, N.A., as a 2013 Incremental Term Lender and existing Lender

By:	/s/ William E. Rurode, Jr.
Name:	William E. Rurode, Jr.
Title:	Senior Vice President

ACI Worldwide, Inc.

Incremental Term Loan Agreement

Signature Page

SOVEREIGN BANK, N.A., as a 2013 Incremental Term Lender and existing Lender

By:	/s/ James R. Riley
Name:	James R. Riley
Title:	SVP – Corporate Banking

ACI Worldwide, Inc.

Incremental Term Loan Agreement

Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a 2013 Incremental Term Lender and existing Lender

By:	/s/ Joseph T. Sullivan
Name:	Joseph T. Sullivan
Title:	Vice President

ACI Worldwide, Inc.

Incremental Term Loan Agreement

Signature Page

FIFTH THIRD BANK, as a 2013 Incremental Term Lender and existing Lender

By:	/s/ Robert Urban
Name:	Robert Urban
Title:	Director

ACI Worldwide, Inc.

Incremental Term Loan Agreement

Signature Page

BANK OF AMERICA, N.A., as a 2013 Incremental Term Lender and existing Lender

By:	/s/ Matthew C. White
Name:	Matthew C. White
Title:	Vice President

ACI Worldwide, Inc.

Incremental Term Loan Agreement

Signature Page

COMPASS BANK, as a 2013 Incremental Term Lender and existing Lender

By:	/s/ W. Brad Davis
Name:	W. Brad Davis
Title:	Senior Vice President

ACI Worldwide, Inc.

Incremental Term Loan Agreement

Signature Page

HSBC BANK USA, N.A., as a 2013 Incremental Term Lender

By:	/s/ Peter Hart
Name:	Peter Hart
Title:	Vice President

ACI Worldwide, Inc.

Incremental Term Loan Agreement

Signature Page

REGIONS BANK, as a 2013 Incremental Term Lender

By:	/s/ Gregory H. Jones
Name:	Gregory H. Jones
Title:	Senior Vice President

ACI Worldwide, Inc.

Incremental Term Loan Agreement

Signature Page

TD BANK, N.A., as a 2013 Incremental Term Lender

By:	/s/ Shreya Shah
Name:	Ms. Shreya Shah
Title:	Senior Vice President

ACI Worldwide, Inc.

Incremental Term Loan Agreement

Signature Page

COMERICA BANK, as a 2013 Incremental Term Lender

By:	/s/ Gerald R. Finney, Jr.
Name:	Gerald R. Finney, Jr.
Title:	Vice President

ACI Worldwide, Inc.

Incremental Term Loan Agreement

Signature Page

STIFEL BANK & TRUST, as a 2013 Incremental Term Lender

By:	/s/ John H. Phillips
Name:	John H. Phillips
Title:	Executive Vice President

ACI Worldwide, Inc.

Incremental Term Loan Agreement

Signature Page

CAPITAL BANK, as a 2013 Incremental Term Lender

By:	/s/ Dilian Schulz
Name:	Dilian Schulz
Title:	Senior Vice President

ACI Worldwide, Inc.

Incremental Term Loan Agreement

Signature Page

FIRST NATIONAL BANK OF OMAHA, as a 2013 Incremental Term Lender

By:	/s/ Sean O’Connell
Name:	Sean O’Connell
Title:	Vice President

ACI Worldwide, Inc.

Incremental Term Loan Agreement

Signature Page

Schedule A

(2013 Incremental Term Loan Commitments)

Lender	2013 Incremental Term Loan Commitment
Wells Fargo Bank, National Association	$25,500,000.00
RBS Citizens, N.A.	$25,500,000.00
Sovereign Bank, N.A.	$25,500,000.00
U.S. Bank National Association	$25,500,000.00
Fifth Third Bank	$30,000,000.00
Bank of America, N.A.	$18,000,000.00
Compass Bank	$10,000,000.00
HSBC Bank USA, N.A.	$40,000,000.00
Regions Bank	$40,000,000.00
TD Bank, N.A.	$20,000,000.00
Comerica Bank	$10,000,000.00
Stifel Bank & Trust	$10,000,000.00
Capital Bank	$10,000,000.00
First National Bank of Omaha	$10,000,000.00

Total	$300,000,000.00